Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 13, 2015 relating to the financial statements of AB Balanced Wealth Strategy Portfolio, AB Dynamic Asset Allocation Portfolio, AB Growth Portfolio, AB Growth & Income Portfolio, AB Global Thematic Growth Portfolio, AB Intermediate Bond Portfolio, AB International Growth Portfolio, AB International Value Portfolio, AB Large Cap Growth Portfolio, AB Real Estate Investment Portfolio, AB Small Cap Growth Portfolio, AB Small/Mid Cap Value Portfolio and AB Value Portfolio, each a series of AB Variable Product Series Fund, Inc. (formerly known as AllianceBernstein Variable Product Series Fund, Inc.) for the fiscal year ended December 31, 2014, which are incorporated by reference in this Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A No. 33-18647) of AB Variable Products Series Fund, Inc.


                                                     /s/ ERNST & YOUNG LLP




New York, New York
April 28, 2015